UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 26, 2015 (May 21, 2015)

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16095 (Commission File Number)	23-2229683 (IRS Employer Identification No.)

151 Farmington Avenue, Hartford, CT (Address of principal executive offices)		06156 (Zip Code)

Registrant's telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rajan Parmeswar has notified Aetna Inc. (the “Company”) that he intends to leave the Company effective July 3, 2015.

Mr. Parmeswar will continue to serve as the Company’s Vice President, Controller and Chief Accounting Officer until that date. Sharon A. Virag will join the Company as Vice President, Corporate Finance, on June 1, 2015 and is expected to succeed Mr. Parmeswar when he leaves the Company on July 3, 2015.

Ms. Virag, age 49, is a certified public accountant and is currently the Vice President and Controller (Chief Accounting Officer) of The AES Corporation (“AES”), a global power company operating in 23 countries, a position she has held since May 2013. Prior to AES, she was the Global Controller for the General Electric (“GE”) Oil & Gas Division and served as the Global Controller for GE Power & Water since 2010. Prior to joining GE, Ms. Virag held multiple posts, both domestic and international, at General Motors Company (“GM”) from 2008 to 2010, including Assistant Corporate Controller; Controller, GM Asia/Pacific; and Director of Internal Control and Sox Compliance. In addition to her private sector experience, Ms. Virag held multiple positions at the Public Company Accounting Oversight Board from 2005 to 2008. She started her financial career in auditing, where she held various staff and public accounting roles, including working for Deloitte & Touche, LLP from 1998 to 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015

Aetna Inc.

By:	/s/ Rajan Parmeswar
	Name:	Rajan Parmeswar
	Title:	Vice President, Controller and Chief Accounting Officer